UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2008

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51436	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2
East Setauket, New York 11733
(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 942 7959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2008, the Company borrowed $100,000 from a consultant to the Company pursuant to a demand promissory note. The principal balance bears interest at the rate of 5% per annum and is expected to be repaid from the proceeds of a private placement which the Company plans to undertake, although no assurance can be given that the Company will be successful in completing the private placement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 7, 2008, the Board of Directors elected Mel Sorensen as a new director. Dr. Sorensen will receive options to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share. 12.5% of the options vest quarterly commencing on January 1, 2009. The term of the options is five years from the date of vesting of a particular tranche. Dr. Sorensen will also receive $40,000 payable in quarterly installments of $10,000 commencing on October 7, 2008 for acting in an advisory role for a period of one year in connection with the strategic development of the Company’s intellectual properties. Dr. Sorensen is also eligible to receive a bonus at the sole discretion of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2008	LIXTE BIOTECHNOLOGY HOLDINGS, INC. By: /s/ John S. Kovach John S. Kovach, Chief Executive Officer